Co-Marketing and Software License Agreement

This Agreement is made and entered into as of April 16, 2003, (“Effective Date”) by and between Wintegra, Inc., a Delaware corporation with its principal place of business located at 7200 North MoPac Expressway, Suite 270, Austin, Texas 78731, Wintegra Ltd., a company incorporated under the laws of the State of Israel (Wintegra, Inc. and Wintegra Ltd. shall be referred to as "Wintegra" or “Licensor”) and Texas Instruments Incorporated, a Delaware corporation with its principal place of business located at 12500 TI Boulevard, Dallas, Texas, 75243 (“TI” or “Licensee”)(collectively, the “Parties,” or individually, each a “Party”).

Whereas, the Parties wish to enter into a joint marketing agreement so that mutual customers can obtain a High Density Solution (as defined below) comprised of certain TI software and chipsets and certain Wintegra software and chips,

Whereas, each Party will independently sell their respective products to the customers, but TI will sublicense certain portions of Wintegra’s software to be distributed in TI’s products,

Whereas, the Parties acknowledge that TI, as a supplier of TI chipsets in a High Density Solution, and its customers using a High Density Solution are critically dependent on a continuity of supply of Wintegra software and chips, and that TI and such customers could suffer material damage due to any lack of supply of Wintegra Products, and

Whereas, the Parties acknowledge that Wintegra, as a access packet processors in a High Density Solution, and its customers using a High Density Solution are critically dependent on a continuity of supply of TI software and chips, and that Wintegra and such customers could suffer material damage due to any lack of supply of TI products Products, and

Whereas, the Parties therefore agree that Wintegra shall use all best efforts to ensure that it provides a timely and continuous supply of Wintegra software and chips to the Parties’ mutual customers.

1.	Definitions.

1.1 “Derivative Products” shall mean successor versions of the Wintegra Winpath 777 including the, WIN770, WIN737, and WIN707, as well as other versions that could or would typically be used as part of a High Density Solution.

1.2 “Functional Specifications” shall mean software and hardware specifications as published from time to time by Wintegra, including the specifications set forth in any statement of work between the Parties and the current version of the software and hardware specifications described in the attached Exhibit A, which is incorporated by reference.

1.3 “High Density Solution” shall mean a solution comprised of (i) Wintegra Chips (as defined below) and (ii) Licensed Software (as defined below), and (iii) a TI TNETV3000/3010 chipset or a TI 64x chipset (including multi-core derivatives) and derivatives of those chipsets. The Parties agree that such High Density Solution may be incorporated into a variety of products, including, but not limited to DSLAM, DLC, CMTS, RAS, Packet-based Class 4 Switch, Packet-based Class 5 Switch, and wireless infrastructure products.

1.4 “Licensed Software” shall mean those computer programs and instructions listed in Exhibit A in Object Code or Source Code, as specified, and associated documentation. Licensed Software includes all Updates, Upgrades, translations, compilations, or other software delivered to TI by Wintegra hereunder, except that Licensed Software shall not include Modifications.

1.5 “Modifications” shall mean those changes to the Licensed Software made by Wintegra to make the Licensed Software suitable for interoperation with the TI products.

1.6 “Mutual Customers” shall mean customers or potential customer of the High Density Solution that (i) are listed in Exhibit E, or (ii) that the Parties agree in written communications (including e-mail correspondence) shall be Mutual Customers. For a customer to be deemed a Mutual Customer under (ii), such written communication must be signed or acknowledged via e-mail by the CEO of Wintegra and the TI Voice Over Packet General Manager , or such Manager's supervisor.

1.7 “Object Code” shall mean any compiled, assembled, or machine executable version of software, or any part thereof.

1.8 “Releases” shall mean Upgrades or Updates of the Licensed Software or Modifications.

1.9 “Source Code” shall mean the human readable form of software.

1.10 “TI Modifications” shall mean those changes to the Licensed Software made by TI to make the Licensed Software suitable for interoperation with the TI products.

1.11 “Updates” shall mean new versions of the Licensed Software or Modifications made available by Wintegra to its existing customers of the Licensed Software that contains bug fixes/and or minor enhancements or improvements, but does not contain significant new features.

1.12 “Upgrades” shall mean new versions of the Licenses Software or Modifications made available by Wintegra to its existing customers of the Licensed Software that contains major enhancements and new features.

1.13 “Wintegra Chips” means the WinPath 777 chip described in Exhibit A and Derivative Products.

2.	Joint Marketing

The Parties shall work together to promote and market the High Density Solution as set forth in attached Exhibit B, which is incorporated by reference. [†]

3.	Wintegra’s Obligation to Ensure Continuity of Supply

The Parties acknowledge that (i) Mutual Customers are critically dependent on a continuity of supply of Wintegra Chips and the Licensed Software, (ii) time is of the essence with respect to the delivery of the Wintegra Chips and Licensed Software to the Mutual Customers, and (iii) Mutual Customers are likely to suffer material damage due to any lack of supply of Wintegra Products.

Wintegra agrees to notify TI immediately in the event that Wintegra suspects that it will not be able to timely and adequately supply Wintegra Chips and/or Licensed Software to Mutual Customers. The Parties have also entered into a separate Supply and License Agreement to further ensure continuity of supply for Mutual Customers.

4.	Licensed Software Provisions

4.1 Licenses

Wintegra and TI shall undertake development work to make the Licensed Software interoperable with TI’s products, as more fully described below. Except as set forth in this Agreement and the Parties' Supply and License Agreement, Wintegra will sell the Wintegra Chips directly to Mutual Customers and license the certain Wintegra development tools directly to Mutual Customers. Pursuant to the licenses set forth below, TI may further modify the Licensed Software and distribute it in Object Code to Mutual Customers.

4.1.1  Development License

Wintegra grants to TI a limited, non-transferable, non-exclusive license to make copies, prepare derivative works, display internally, and use internally the Licensed Software for the purpose of developing Object Code versions of the Licensed Software to be used as part of a High Density Solution or in conjunction with Wintegra Chips. Such license includes the right to translate the Licensed Software to another computer language or to other hardware or software environment in order to make it interoperable with TI products.

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

4.1.2  Demonstration License

Wintegra grants to TI a limited, non-transferable, non-exclusive license to use the Licensed Software in Object Code for demonstration purposes, including interoperability testing and certification.

4.1.3  Distribution License

Wintegra grants to TI a non-exclusive, worldwide, non-transferable (except as explicitly provided herein), royalty-free license to distribute to Mutual Customers (i) source code versions of the WDDI portions of the Licensed Software (as described in Exhibit A) solely to be used in conjunction with a High Density Solution, and (ii) object code versions of the DPS.

4.2 Software Development

Wintegra agrees to provide to TI the software development services and deliverables set forth in attached Exhibit A and C.

4.3 Software Support

Wintegra shall provide software support as described in Exhibit D at no additional cost to TI.

4.4 Software Update and Upgrades

Wintegra shall provide TI with Updates and Upgrades, and shall provide assistance, at no additional cost, for any integration services necessary to make such Updates and Upgrades interoperable with the TI platform. If requested by TI, Wintegra shall provide a pre-release of such Updates and Upgrades. Wintegra shall notify TI immediately upon determining that any potential Updates or Upgrades may affect interoperability with TI products.

5.	Title

Title in and to the Licensed Software, including but not limited to, all copyright, patent, trade secret rights, and intellectual property rights shall remain in and with Wintegra and/or its licensors. Title in and to the Modifications and TI Modifications, including but not limited to, all copyright, patent, trade secret rights, and intellectual property rights shall vest solely in TI. Wintegra shall execute any documents as TI may reasonably deem necessary to perfect such assignment to TI. TI shall maintain title to all software and intellectual property belonging to TI before the Effective Date, and any original software or hardware independently developed by TI after the Effective Date and incorporated in or added to the Licensed Software.

6.	Confidentiality

During the course of the Term of this Agreement, either Party ("Disclosing Party") may disclose certain Confidential Information to the other Party ("Receiving Party"). “Confidential Information” may include any data or information, oral, or written, that relates to either Party's (or, if either Party is bound to protect the confidentiality of any other person's information, such other person's) past, present, or future research, development, technology, products, personnel, or business activities, including, but not limited to, any unannounced products, software, and services, and including any information relating to services or the technology, developments, inventions, software, expertise, processes, trade secrets, filed patents, know how, Source Code, plans, financial information, customer and supplier lists, forecasts, and projections. The Parties agree that all information a Party desires to be deemed Confidential Information shall be conspicuously marked or otherwise identified as Confidential Information of the Disclosing Party at the time of disclosure or, if disclosed in an intangible form, shall be followed by a writing identifying the information as confidential within thirty (30) days of first disclosure thereof. Confidential Information includes the terms of this Agreement and any material considered confidential under any NDA signed between the Parties prior to entering this Agreement. The Party receiving any such Confidential Information shall treat such Confidential Information as confidential and proprietary of the Disclosing Party for a period of five (5) years from first receipt thereof and for this term shall not use, disclose, or otherwise exploit any Confidential Information for any purpose not expressly contemplated by this Agreement. Each Party shall require each of their employees, independent contractors, agents or representatives who have access to the Confidential Information to execute a written confidentiality agreement containing terms substantially similar to those set forth in this Agreement or shall have form employee or consultant agreements and procedures to ensure their execution where these agreement are reasonably protective of confidential information according to software industry standard practices.

Notwithstanding the foregoing, Confidential Information is deemed not to include information that:

(i)	is publicly available or in the public domain at the time that information disclosed;
(ii)	is or becomes publicly available or enters the public domain through no fault of the Party receiving such information;
(iii)	is rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto where confidential obligations were not placed on recipient;
(iv)
is already, at the time of disclosure, in the recipient's possession and free of any confidentiality obligations with respect thereto (excluding, however, any copies of the Licensed Software that may be in TI's possession or provided to TI prior to the date of this Agreement);

(v)	is independently developed by the recipient without use of any Confidential Information, and such independent development can be shown by recipient; or
(vi)	is approved for release or disclosure by the disclosing Party without restriction.

Notwithstanding the confidentiality terms in this Agreement, the Parties agree that TI may, at its sole discretion, disclose all or some of the terms of this Agreement to customers or potential customers of the High Density Solution.

7.	Warranties

7.1 Warranty of Non-Infringement

Wintegra warrants that: (i) the Licensed Software and Modifications do not violate any third party trade secrets or copyrights, (ii) as of the Effective Date of this Agreement, Wintegra is not aware of any potential or actual third party patent claims on the Licensed Software or Modifications, and (iii) no additional royalties will be due from TI to any third parties for the use of the Licensed Software or Modifications for the use described in this Agreement.

7.2 Warranty of Functionality

Wintegra warrants that the Licensed Software, Modifications, and Wintegra Chips will perform substantially in accordance with the Functional Specifications.

7.3 Warranty of Title.

Wintegra represents and warrants that it has sufficient right, title, and interest in (i) the Licensed Software to license it to TI as set forth in this Agreement, and (ii) in the Modifications to assign sole ownership of such Modifications under the terms and conditions of this Agreement.

THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

NO WARRANTY SHALL APPLY TO THE EXTENT DEFECTS, FAILURES, DAMAGE, OR LOSS RESULTING FROM CORRECTIONS, REPAIRS OR SERVICE ARE NECESSITATED BY:

(A) TI’S OR THE ULTIMATE USER’S SYSTEM, OTHER EQUIPMENT OR ITS USE;
(B) ANY ACT OR OMISSION BY ANYONE OTHER THAN WINTEGRA OR ITS CONTRACTORS;
(C) POWER SHORTAGES, IRREGULARITIES, OR FAILURES; OR
MODIFICATION OF THE LICENSED SOFTWARE BY ANYONE OTHER THAN WINTEGRA.

8.	Indemnity

8.1 Wintegra will defend any claim, suit, or proceeding brought against TI and will pay any damages or court costs  [†], or [†], to the extent such claim, suit, or proceeding is based on an allegation that the Licensed Software or Wintegra Chips, or the use or distribution thereof in accordance with this Agreement, [†] infringes [†] any patent, copyright, mask works right, or other intellectual property right, provided that TI (i) promptly notifies Wintegra of such claim, suit, or proceeding, (ii) gives Wintegra all applicable evidence in TI’s possession, custody, or control, and (iii) gives Wintegra reasonable assistance in and sole control of the defense thereof and all negotiations for its settlement or compromise. Wintegra’s indemnity obligations under this Section 8.1 shall not apply, however, to the extent the claims is based on (i) use by TI of the Licensed Software or Wintegra Chips in combination with any other product, (ii) use of the Licensed Software or Wintegra Chips in a manner or for an application other than for which it was designed, (iii) TI’s modifications to the Wintegra Chips or Licensed Software, or (iv) Wintegra’s s compliance with TI’s particular design, instructions, or specifications.

8.2 TI will defend any claim, suit, or proceeding brought against Wintegra and will pay any damages or court costs [†], or [†], to the extent such claim, suit, or proceeding is based on an allegation that the TI Modifications, the TI-owned chips that are part of the High Density Solution (such TI Modifications and chips shall be the “TI Materials”), or the use or distribution thereof in accordance with this Agreement, [†] infringes [†] any patent, copyright, mask works right, or other intellectual property right, provided that Wintegra (i) promptly notifies TI of such claim, suit, or proceeding, (ii) gives TI all applicable evidence in Wintegra’s possession, custody, or control, and (iii) gives TI reasonable assistance in and sole control of the defense thereof and all negotiations for its settlement or compromise. TI’s indemnity obligations under this Section 8.2 shall not apply, however, to the extent the claims is based on (i) use by Wintegra of the TI Materials in combination with any other product, (ii) use of the TI Materials in a manner or for an application other than for which it was designed, (iii) Wintegra’s modifications to the TI Materials, or (iv) TI’s compliance with Wintegra’s particular design, instructions, or specifications.

8.3 Remedies

In the event that an injunction is obtained against either party’s use of the other party’s materials as authorized under this Agreement and such injunction is arising from an infringement suit, claim or proceeding, or if a party anticipates that there is a likelihood of a claim of infringement, the allegedly-infringing party shall, at its option and sole expense, either, with respect to products that the other party has the right to distribute, (a) procure for the other party the right to continue using the infringing materials; or (b) replace or modify the same so that it no longer infringes.

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

9.	Limitation of Liability

EXCEPT FOR EACH PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER SECTION 6, IN NO EVENT WILL EITHER PARTIES’ TOTAL LIABILITY HEREUNDER EXCEED [†]. EXCEPT FOR EITHER PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER SECTION 6, IN NO EVENT WILL TI BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT, THE LICENSED SOFTWARE, MODIFICATIONS, WINTEGRA CHIPS, OR USE OF THOSE MATERIALS. EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, COST OF REMOVAL OR REINSTALLATION, OUTSIDE COMPUTER TIME, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, LABOR COSTS, LOSS OF DATA, LOSS OF GOODWILL, LOSS OF PROFITS, LOSS OF SAVINGS, OR LOSS OF USE OR INTERRUPTION OF BUSINESS. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES FOR ANY REASON.

EACH PARTY AGREES THAT THE FOREGOING LIMITATIONS ON LIABILITY ARE ESSENTIAL ELEMENTS OF THE PARTIES’ BASIS OF THE BARGAIN AND THAT WITHOUT SUCH LIMITATIONS, THE MATERIAL AND ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

10.	Notices.

Any notice required or authorized in this Agreement shall be given in writing by recognized overnight express service or personal delivery addressed to the other Party as specified below, or such other address as may be requested in writing by the Party to be notified:

Wintegra:	Texas Instruments:

Wintegra, Inc.	Texas Instruments Incorporated
7200 N. MoPac Expressway	12500 TI Boulevard, M/S 8650
Suite 270	Dallas, Texas 75243
Austin, Texas 78731	Attention: Vice President,
Attention: Trey Oprendek	Broadband Communications Group

Copy to:
Law Department – General Counsel
7839 Churchill Way, M/S 3999
Dallas, Texas 75251
FAX: 972-917-4418

11.	Term, Termination, and Survival

11.1. Term

The term of this Agreement shall commence on the Effective Date and shall continue [†]. [†] after the Effective Date (such [†] shall be the “Initial Term”), either Party may terminate this Agreement with [†] advance written notice to the other Party.

Notwithstanding the above, Wintegra acknowledges that TI may enter into agreements with certain customers wherein TI provides such customers certain assurances regarding the continuous supply of Wintegra Chips, Derivative Products, and the Licensed Software, or a reasonable substitute thereof (“Significant Customers”). Such Significant Customers shall be listed in Exhibit E, which is attached and incorporated by reference. Exhibit E may be amended or updated upon mutual agreement between TI and Wintegra.

The Parties agree that Wintegra shall be prohibited from terminating this Agreement (even for TI’s material breach or even if the Initial Term has expired) with respect to a Significant Customer until TI’s obligations to such Significant Customer regarding the Wintegra Chips, Derivative Products, Licensed Software, or a reasonable substitute thereof have been met or have expired. Wintegra’s inability to terminate shall not preclude Wintegra from seeking recovery for proper damages under this Agreement.

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Any termination of this Agreement shall not affect the rights of TI’s sublicensees and (i) rights of TI customers in the Licensed Software that are in existence at the time of termination shall survive such termination; (ii) TI may continue to distribute to customers the Licensed Software incorporated in TI products that are work in process or that are in its inventory, or for which TI has accepted orders prior to such termination; and (iii) TI may maintain a reasonable number of copies of the Licensed Software and related documentation, solely for the purposes of support and distribution of patches, workarounds or bug fixes.

Notwithstanding the foregoing, TI is also entitled to immediately terminate this Agreement upon Wintegra’s assignment or transfer of this Agreement without TI’s written consent except as provided herein, and Wintegra is also entitled to immediately terminate this Agreement for customers who are not Significant Customer upon TI’s assignment or transfer of this Agreement without Wintegra’s written consent except as provided herein

11.3 Survival

The following Sections will survive any expiration or earlier termination of this Agreement: 1 (Definitions), 5 (Title), 6 (Confidentiality), 7 (Warranties), 8 (Indemnity), 9 (Limitation of Liability), 11 (Term, Termination and Survival), and 12 (General Provisions).

12.	General Provisions

12.1 Choice of Law

This Agreement will be governed by and interpreted in accordance with the laws of the State of Texas, without reference to its conflict of laws principles. This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, or by the Uniform Computer Information Transactions Act (UCITA). The Parties agree that non-exclusive jurisdiction for any dispute arising out of or relating to this Agreement lies within courts located in the State of Texas. Notwithstanding the foregoing, any judgment may be enforced in any United States or foreign court, and either Party may seek injunctive relief in any United States or foreign court.

12.2 Waiver

No delay, omission, or failure to exercise any right or remedy provided herein shall be deemed to be a waiver thereof or an acquiescence in the event giving rise to such right or remedy, but every such right or remedy may be exercised, from time to time; as may be deemed expedient by the Party exercising such remedy or right.

12.3 Taxes

Each Party shall be solely responsible for any sales, use, service or other tax levied or incurred on account of the Agreement or the activities hereunder, except for tax based upon the net income of the other Party.

12.4 Invalidity

If any provision herein is too broad in any respect to permit the full enforcement thereof, then such provision shall be limited only so far as it is necessary to allow conformance to the law, and as so limited shall be deemed a part hereof herein. If any invalid provision may not be so limited, such provision shall be deleted from the Agreement, but the remaining provisions shall remain in full force and effect.

12.5 Assignment

Neither this Agreement or any of TI’s rights and obligations granted herein may be assigned or transferred by TI, whether voluntarily or by operation of law, without the prior written permission of Wintegra, which shall not be unreasonably withheld. Neither this Agreement or any of Wintegra’s rights and obligations granted herein may be assigned or transferred by Wintegra, whether voluntarily or by operation of law, without the prior written permission of TI.

12.6 Export

It is expressly agreed by the Parties that the delivery and distribution of the Licensed Software and Modifications in accordance with this Agreement shall be subject to all applicable export controls imposed or administered by any agency of the U.S. Government which may impose such controls, including but not limited to the export of technical data, equipment, software and know-how. Both Parties agree not to directly or indirectly export any Licensed Software or Modifications, including, but not limited to software or technical data/documentation without first obtaining the required U.S. Government export license(s). If a Party intends to export software to another country other than the U.S., such Party shall determine whether an export license is required and, if so, obtain that license from the U.S. Government.

Each Party shall indemnify the other Party from any loss or liability due to the violating Party’s failure to comply with export regulations. Wintegra shall notify TI of any export restrictions of which it is aware, and shall use good faith, commercially reasonable efforts to classify and monitor the export control duties for the Licensed Software.

12.7 Relationship of Parties

Nothing herein shall be deemed to create an employer-employee relationship between Wintegra and TI, nor any agency, joint venture or partnership relationship between the Parties. Neither Party shall have the right to bind the other to any obligation, nor have the right to incur any liability on behalf of the other.

12.8 No Exclusivity for TI

Nothing contained in this Agreement shall in any way, prevent, restrict or otherwise affect the rights of TI to enter into agreements with third parties for similar software or chips to accomplish similar objectives as set forth in this Agreement.

12.9 Integration

This Agreement and the Parties' Supply and License Agreement are the complete and exclusive agreement between the Parties with regard to the subject matter hereof and supersedes the prior discussions, negotiations and memoranda related hereto. Any purchase order or acknowledgment or invoice issued for the software, documentation, or services provided hereunder shall be for the sole purposes of administrative convenience.
The Parties agree that this Agreement and the Co-Marketing and Software License Agreement shall be interpreted in a consistent manner, and in the event of a conflict, the Supply and License Agreement shall govern.

12.10 Exhibits

Attached hereto and incorporated herein by this reference are the following exhibits:

Exhibit A: Functional Specifications
Exhibit B: Marketing Terms
Exhibit C: Software Development
Exhibit D: Support
Exhibit E: Significant Customers

12.11 Counterparts

This Agreement may be executed in multiple original counterparts, each of which will be an original, but all of which taken together shall constitute one and the same document.

Wintegra Incorporated	Texas Instruments Incorporated

Name: /s/ Kobi Ben-Zvi	Name: /s/ John C. Lindgren
(Signature)	(Signature)

Name: Kobi Ben-Zvi	Name: JOHN C. LINDGREN
(Print)	(Print)

Title: CEO	Title: VP & Assistant General Counsel

Date: 4/17/03	Date: 4/15/03

Exhibit A
Functional Specifications

A. Licensed Software (all Licensed Software will be provided to TI in Source Code):

[†]

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Exhibit B
Marketing Activities

TI and Wintegra will support this Agreement with the following activities.

[†]

[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

Exhibit C
Software Development

Wintegra shall provide assistance to TI in TI's efforts to develop a bulk memory access function.

Exhibit D
Support

Capitalized terms in this Exhibit incorporate the definitions in the Agreement.

In consideration of the joint marketing terms in this Agreement, Wintegra shall provide the following support:

(1) Wintegra shall provide support on an on-going basis to TI for the Licensed Software and Modifications (including new Releases), in accordance with the following terms:

Telephone Support. Wintegra will furnish to TI a telephone number for use by TI Monday through Friday, from 9 a.m. to 5 p.m. eastern time, nationally recognized holidays excluded, to report problems in the use of the Licensed Software and Modifications and to seek assistance to resolve such problems.

TI will categorize the reported problems based on the following criteria listed below:

Wintegra’s response times to these reported problems will be according to the matrix shown below:

(2) Wintegra shall participate in the debugging process with TI and/or the Mutual Customer if TI and/or a Mutual Customer have a problem that TI suspects originates from the Licensed Software or Modifications. Such Wintegra support shall provided by Wintegra on a timely basis so that TI can meet the obligations to the Mutual Customer as described in the attached TI Customer Support offering (“TI Customer Support Terms”). If TI’s Customer Support Terms change, the Parties agree to work together to ensure that Mutual Customers’ needs are met in a timely fashion in accordance with the current TI Customer Support Terms.

(3) The Parties agree that Wintegra shall provide direct support to Mutual Customers for problems originating from the Licensed Software or Modifications, and such support shall be consistent with the terms in the then current TI Customer Support Terms. If TI’s Customer Support Terms change, the Parties agree to work together to ensure that Mutual Customers’ needs are met in a timely fashion in accordance with the current TI Customer Support Terms.

Exhibit E

Mutual Customers

Significant Customers